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                                                                  EXHIBIT (a)(3)

                         Notice of Guaranteed Delivery
                        to Tender Shares of Common Stock
                                       of
                   AUTOMOBILE PROTECTION CORPORATION -- APCO

     As set forth in Section 3 of the Offer to Purchase described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary.

                        The Depositary for the Offer is:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

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                        By Facsimile Transmission:
     By Mail:        (for Eligible Institutions only)           By Hand:             By Overnight Delivery:
     --------        --------------------------------           --------             ----------------------
First Chicago Trust    Fax Nos. (201) 222-4720 or      First Chicago Trust Company     First Chicago Trust
Company of New York          (201) 222-4721                    of New York             Company of New York
 Corporate Actions       Confirm by Telephone:         c/o Securities Transfer and     Corporate Actions,
    Suite 4660               (201) 222-4707             Reporting Services, Inc.           Suite 4680
   P.O. Box 2569                                         Attn: Corporate Actions    14 Wall Street, 8th Floor
  Jersey City, NJ                                          100 William Street,         New York, NY 10005
    07303-2569                                                  Galleria
                                                           New York, NY 10038

                         For Information by Telephone:

                                 1-800-251-4215

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to AM1 Acquisition Company, a Georgia corporation and a wholly owned subsidiary of Ford Motor Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 16, 1999 (as amended or supplemented from time to time, the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, $0.001 par value per share (the "Shares"), of Automobile Protection Corporation -- APCO, a Georgia corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.
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 Signature(s)
             -----------------------------------------

 Name(s) of Record Holders

 -----------------------------------------------------
                Please Type or Print

 Number of Shares

 -----------------------------------------------------

 Certificate Nos. (If Available)

 -----------------------------------------------------

 Dated
      ------------------------------------------, 1999
Address(es)
          --------------------------------------------

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                                              Zip Code

Area Code and Tel.
No.(s)
     -------------------------------------------------

(Check the box below if Shares will be tendered by book-entry transfer)

[ ]  The Depository Trust Company

Account Number


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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"),
 (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.


 -----------------------------------------------------
                   Name of Firm

 -----------------------------------------------------
                     Address

 -----------------------------------------------------
                                              Zip Code

 Area Code and Tel.
 No.
    --------------------------------------------------

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             Authorized Signature

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             Please Type or Print

Title
     -------------------------------------------------

Dated
     -------------------------------------------, 1999

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS
       NOTICE. CERTIFICATES MUST BE SENT WITH YOUR
       LETTER OF TRANSMITTAL.
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